(logo)NORWEST BANKS                                Norwest Bank Minnesota, N.A.
                                                   11000 Broken Land Parkway
                                                   Columbia, Maryland 21044-3562
                                                   410/884-2000

April 30, 1997



First Union National Bank of North Carolina
230 S. Tryon Street, 9th Floor
Charlotte, NC 28288-1179
Atten: Pablo Delacanal

RE: ANNUAL STATEMENT AS TO COMPLIANCE FOR NORWEST ASSET SECURITIES CORPORATION, MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1996-5

Dear Mr. Delacanal:

Per Section 3.05 of the Pooling and Servicing Agreement, dated as of October 30, 1996, the undersigned Officer of Norwest Bank Minnesota, N.A. hereby certifies the following for the 1996 calendar year or portion thereof:



(a) That such Officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under such Agreement;

(b) That to the best of such Officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under each such Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof;

(c) That Norwest Bank Minnesota, N.A. has received from each Servicer any financial statements, officer's certificats, accountant's statements or other information required to be provided to the Master Servicer pursuant to the related Agreement; with the exception of any information contained in Exhibit A, if applicable and

(d) That to the best of such Officer's knowledge, based on such examination, each Servicer has performed and fulfilled its duties, responsibilities and obligations under its related Agreement in all material respects throughout such year, or, if there has been a default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, with the exception of the information contained in Exhibit A, if applicable.

Certified By:                                             Certified By:


/s/Christine A. Tincher                               /s/William P. Walther, Jr.
Christine A. Tincher                                  William P. Walther, Jr.
Vice President                                        Assistant Secretary

April 30, 1997                                       April 30, 1997
Date                                                 Date

Enclosure: Exhibit A



430\FIRSTUN\MERGE1-B\21-7\NASCOR96-5.DOC




                                   EXHIBIT A
(for Norwest Asset Securities Corporation, Mortgage Pass-Through Certificates, Series 1996-5)


The following MARKED information has not been received by Norwest Bank Minnesota, N.A.


SERVICER            FINANCIALS      USAP      OFFICER'S     E&O       FIDELITY
                                            CERTIFICATE   INSURANCE     BOND
First Union                          x                     2/l/98      6/01/97
National City Mortgage   x           x                     5/l/99      1/l/98



                                                                         4/29/97